UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2017

Neah Power Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P O Box 1866 Edmonds, Washington	98020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 424-3324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information About Forward-Looking Statements

This Current Report on Form 8-K of contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Neah Power Systems, Inc.’s financial and operational results reflected herein should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this Current Report on Form 8-K, except historical and factual information, represents forward-looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission (the “SEC”).

Item	Departure of Directors or Certain Officers; Election of Directors; Appointment of
55.025.02 2	Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10. 2017, Jeff Sakaguchi resigned as a member of the Board of Directors of Neah Power Systems, Inc. (the “Registrant”). Mr. Sakaguchi stated that he was resigning as a Director to pursue other opportunities and that his resignation was not the result of any disagreement or dispute with the Registrant.

On the same date, the Board of Directors appointed Paul Sidlo to serve as a member of the Registrant’s Board of Directors until his replacement is duly elected and qualified. There are no arrangements or understandings between Mr. Sidlo and any other persons pursuant to which Mr. Sidlo was appointed a director of the Registrant and there are no actual or proposed transactions between Mr. Sidlo or any of his related persons and the Registrant that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)).

Paul Sidlo, a former member of the Company’s Board of Directors (2008-2009), is currently the CEO and President of REZN8 Production which he founded in 1987. REZN8 Productions was an early pioneer company in the 3D computer animation user interface. REZN8 Productions engages with clients that included Microsoft, XBOX, Netflix, Microsoft Surface, Microsoft Home of the Future, Citibank, Intel, five Olympics, 14 Super Bowls, the Academy Awards, and CBS, NBC, ABC, and Fox Networks, for which Mr. Sidlo received nine Emmy awards.  Since 2001, he has served as a Strategic Consultant and Board member of EMN8 (now Tillster), an enterprise that provides order and pay solutions for the retail businesses such as Yum International, Pizza Hut, KFC, Burger King, Taco Bell, Baskin Robins and the top 40 quick-service restaurants around the world. Between 2014 and 2016, Mr. Sidlo served as Executive Vice President, Partner and Chief Marketing Officer for Litricity, a company that developed and patented a way to reduce the capital cost of its solar energy system while at the same time increasing the electricity output. In addition, he served as a Marketing Consultant to Amici Enterprises from 2015 to 2016, a company that provides industrial, commercial and government organizations with a proven cool, clean, conditioned power technology that reduces total power consumption by 20% to 40%. Mr. Sidlo graduated from Ohio State University with a BA in Communications.

Mr. Sidlo’s extensive experience in finance and marketing programs qualifies him to serve as a member of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neah Power Systems, Inc.

	By:	/s/ Jeffrey May
Jeffrey May
Chief Financial Officer
Dated February 21, 2017